SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2002

CELERIS CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	0-26390	41-1545493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1801 West End Avenue, Suite 750, Nashville, Tennessee 37203

(Address of principal executive offices)

(615) 341-0223

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

SIGNATURES
EXHIBIT INDEX
Press Release

Item 2. Acquisition or Disposition of Assets.

     Celeris Corporation (the “Registrant”) reports the following disposition of assets to inform its security holders:

     On July 3, 2002, the Registrant completed the sale of substantially all of its assets, other than its cash, to STATPROBE, Inc. (the “Purchaser”). The sale was approved by the Registrant’s shareholders at a special meeting held on June 26, 2002 and the effective date of the sale was June 30, 2002.

     The purchase price paid at closing is subject to adjustments based on: (1) the balance sheet of the Registrant at closing as well as (2) the amount of accounts receivable not collected by the Purchaser after closing. The Registrant currently anticipates that the net proceeds after these adjustments will be approximately $1,350,000. Prior to the sale, no material relationship existed between the Purchaser and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of such director or officer.

Item 5. Other Events.

     On July 3, 2002, the Registrant issued the press release attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELERIS CORPORATION

	By:	/s/ Barbara A. Cannon

Barbara A. Cannon President and Chief Executive Officer

Date: July 12, 2002

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EXHIBIT INDEX

99.1	Press Release dated July 3, 2002

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